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                                                                   EXHIBIT 99.3

                          A T FUNDS INVESTMENT TRUST
                            SECRETARY'S CERTIFICATE

   I, Margaret Gallardo-Cortez, do hereby certify that I am duly elected and acting Assistant Secretary of A T Funds Investment Trust (the "Trust"), a Delaware statutory trust; that the following are full, true and correct copies of certain resolutions adopted by the Board of Trustees of the Trust on March 2, 2006, and that such resolutions have not been rescinded, amended or modified and on the date hereof are in full force and effect:

   RESOLVED, that fidelity bond coverage for the Trust in the amount of $300,000 with a $5,000 deductible is appropriate and that the premium therefore is reasonable in amount; and be it further

   RESOLVED, that the Trust's current fidelity bond policy be, and hereby is, extended until June 30, 2006; and be it further

   RESOLVED, that the appropriate officers of the Trust be, and each hereby is, authorized to execute and deliver such documents, pay such premiums and make such filings as may be necessary to extend the fidelity bond policy until June 30, 2006 or as may be necessary to effect any subsequent increase in the amount of fidelity bond coverage in accordance with the Investment Company Act of 1940, as amended, and the rules thereunder.

   IN WITNESS WHEREOF, I have hereunto signed my name this 30th day of August 2006.

                                                  /s/ Margaret Gallardo-Cortez
                                                  -----------------------------
                                                  Margaret Gallardo-Cortez
                                                  Assistant Secretary

   I, Beth Hanson, Assistant Secretary of the Trust, hereby do certify that on this 30th day of August 2006, Margaret Gallardo-Cortez is the duly elected Assistant Secretary of the Trust and that signature above is her genuine signature.

                                                  /s/ Beth Hanson
                                                  -----------------------------
                                                  Beth Hanson
                                                  Assistant Secretary